UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 5, 2005

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

102 Pickering Way, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

(484) 875-3099

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective April 5, 2005, Isolagen International SA, (“Isolagen International”) a wholly owned subsidiary of Isolagen, Inc. (“Isolagen”) entered into a Conditional Sale of Real Estate Agreement (“Sale Agreement”) with Ascom Favag SA to purchase a two-building, 100,000 square foot, five-acre facility in Bevaix, Canton of Neuchatel, Switzerland for $10 million, which purchase price was paid on April 7, 2005.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03 of this current report on Form 8-K.

Item 7.01                                             Regulation FD Disclosure

On April 6, 2005, Isolagen announced that it has acquired a two-building corporate campus in Bevaix, Canton of Neuchâtel, Switzerland for $10 million. The 100,000 square foot, five-acre facility was acquired from Ascom, a Swiss-based microelectronics and IT company.  It is anticipated that the renovated facility, which will serve Continental Europe, the Middle East, Africa and the Pacific Rim, will be operational by the end of 2006.  See Exhibit 99.1, which is specifically incorporated by reference herein, for further information.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

99.1                           Press release dated April 6, 2005

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: April 11, 2005	By:	/s/ Jeffrey Tomz
Chief Financial Officer